Mexus Gold US Assay Results and Determination from Argonaut

CARSON CITY, Nev., December 4th, 2015 (GLOBE NEWSWIRE) -- Mexus Gold US (OTCQB:MXSG)(“Mexus” or the “Company”) announced today that Argonaut Gold notified the company  that it will not exercise their option at the Julio/Santa Elena property.  Argonaut explained that the uncertainty with the price of gold is challenging exploration budgets.   This, along with the obligations of $5,000,000 in drilling and mapping, $950,000 payable to Mexus to continue the JV, and a 20% fully carried contract were all factors in their decision .    To date it is estimated that Argonaut has spent upwards of $500,000 in drilling, mapping and other associated costs.  They also added that in better economic times the company would have exercised the JV option.

The company completed 16 widely scattered drill holes totaling 1990 meters.   It is important to note that these samples were not taken from the properties quartz veins which are known to hold high grade gold. Argonaut was not interested in underground mining as these holes drilled were targeted for a large open pit heap leach operation. The average for the 16 holes was .392 Au ppm and 1.676 Ag ppm.    Attached to this press release is a detailed map showing where the 16 holes were drilled and the results of the assays that Mexus has received to date.   As one can see, these holes were spread out across the property.

 Map of RC Drills

Assays

Although Mexus is disappointed that Argonaut has decided to terminate their option and were not interested in the high grade underground hard rock project which has huge potential, it remains confident that the property is still attractive.   To that regard, CEO Paul Thompson has already begun speaking with other parties regarding the underground hard rock project who were interested in partnering prior to the Argonaut deal. CEO Paul Thompson added, “I will continue to seek a partner who wishes to bring this property to full production.    The drill results shown prove to me that this property is economically viable.   I believe that a consolidated drill program will prove out a substantial reserve with higher averages than shown above.   An update on a new partner will be released as soon as soon as information becomes available.”

About Mexus Gold US

MEXUS GOLD US is an American-based exploration company with holdings in Mexico. Mexus' fully owned Julio/Santa Elena property is located 54km NW of Caborca, Mexico.   The property sits in an area which is currently being mined by some of the largest mining companies in the world.   Mexus has drill results which show a high grade, multi vein system throughout the property.  Mexus also owns the rights to the Ocho Hermanos property, which is located 80km NE of Hermosillo, Mexico.   This property will be drilled to show a proven reserve once our flagship property is in full production. Preliminary drilling on this property has been extremely promising.   Founded in 2009, Mexus Gold US is committed to protecting the environment, mine safety and employing members of the communities in which it operates.

For more information on Mexus Gold US, visit www.mexusgoldus.com.

Cautionary Statement

Forward looking Statement: Statements in this press release may constitute forward-looking statements and are subject to numerous risks and uncertainties, including the failure to complete successfully the development of new or enhanced products, the Company's future capital needs, the lack of market demand for any new or enhanced products the Company may develop, any actions by the Company's partners that may be adverse to the Company, the success of competitive products, other economic factors affecting the Company and its markets, seasonal changes, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The actual results may differ materially from those contained in this press release. The Company disclaims any obligation to update any statements in this press release

CONTACT: Inquiries

Paul Dent, 425-478-4908 pdent@mexusgoldus.com